Exhibit 10.4
STOCK ESCROW AGREEMENT
     This Stock Escrow Agreement (this “Agreement”) is made and entered into as of October 24, 2005, by and among North Sound Legacy International Ltd. (“NS International”), North Sound Legacy Institutional Fund LLC (“NS Institutional”), Paul A. Kruger (“Pledgor”) and Richard F. Dahlson. In addition, upon execution and delivery of Additional Notes (as defined below), the payees of such Additional Notes shall execute a signature page to this Agreement and shall become parties to this Agreement. NS International, NS Institutional and the payees of such Additional Notes who execute a signature page to this Agreement are sometimes collectively referred to herein as “Payees”.
     WHEREAS, Dirt Motor Sports, Inc., a Delaware corporation (the “Company”), is the maker of that certain Senior Secured Convertible Promissory Note, dated October 24, 2005, in the original principal amount of $3,710,880, and with NS International as “payee” (the “NS International Note”); and
     WHEREAS, the Company is the maker of that certain Senior Secured Convertible Promissory Note, dated October 24, 2005, in the original principal amount of $1,443,120, and with NS Institutional as “payee” (the “NS Institutional Note”); and
     WHEREAS, the Company anticipates executing and delivering additional Senior Secured Convertible Promissory Notes of like tenor in the aggregate amount of approximately $___in October 2005, and additional Senior Secured Convertible Promissory Notes of like tenor in the aggregate amount of approximately $3,000,000 in November or December 2005 (collectively, the “Additional Notes”, and together with the NS International Note, NS Institutional Note, the “Notes”);
     WHEREAS, pursuant to Section 4(b)(C) of each of the Notes, Pledgor is required to pledge an aggregate of 1,000,000 shares (the “Escrowed Shares”) of the common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), owned by Pledgor to Payees;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Appointment of Escrow Agent. Payees and Pledgor hereby appoint Richard F. Dahlson, the Secretary of the Company, as escrow agent hereunder (“Escrow Agent”); it being acknowledged and agreed that in serving as escrow agent hereunder, Mr. Dahlson is not serving in his capacity as an attorney, nor is his firm, Jackson Walker L.L.P., outside legal counsel to the Company, involved any way in this Agreement or the escrow arrangement hereunder.
     2. Deposit into Escrow. Concurrently with his execution of this Agreement, Pledgor shall deliver to Escrow Agent the Escrowed Shares. The Escrowed Shares shall be distributed by Escrow Agent only in accordance with Section 4 below.

     3. Duties of Escrow Agent.
          (a) The duties of Escrow Agent hereunder shall be limited to the safekeeping of the Escrowed Shares and to the transfer and distribution of the same in accordance with the provisions of this Agreement, and no implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall be protected in acting in accordance with the provisions of this Agreement upon any written notice, request, waiver, consent, receipt, certificate or other document furnished to it, as to its validity, the effectiveness of its provisions, the identity or authority of the person executing or depositing the same, the truth and acceptability of any information therein contained, which Escrow Agent in good faith believes to be genuine. Escrow Agent will not be liable for any error of judgment, or any act or step taken or omitted by it in good faith, or for any mistake of fact or law or for anything it might do or refrain from doing in connection herewith, except to the extent such action shall be proved to constitute gross negligence or willful misconduct on the part of Escrow Agent. Escrow Agent shall have no duties except those that are expressly stated herein, and it shall not be bound by any notice of any claim, or demand with respect thereto, or any waiver, modification, amendment or termination of this Agreement until written notice of the same shall have been received by it and approved by it.
          (b) Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement or the Escrowed Shares except as set forth herein and shall not be required to deliver the Escrowed Shares or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold and deliver the Escrowed Shares as herein provided.
     4. Distributions. Escrow Agent shall hold the Escrowed Shares until the earlier of: (a) payment in full of the Notes; (b) written agreement of Payees and Pledgor; or (c) a court order directing Escrow Agent to distribute the Escrowed Shares.
     5. Additional Rights and Obligations.
          (a) The Escrowed Shares shall be registered in the name of Pledgor. Subject to the provisions of subsection (b) below, all stock dividends or stock splits with respect to the Escrowed Shares shall be paid directly to the Escrow Agent and shall be deemed to be a part of the Escrowed Shares.
          (b) If the outstanding shares of Company Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other shares of the Company or of another corporation, whether through reorganization, recapitalization, stock split, combination of shares, sale of assets, merger or consolidation, whether or not the Company is the surviving corporation, then the Company shall be obligated to substitute for the Escrowed Shares the number and kind of shares of stock or other securities or other consideration into which each outstanding share of Company Common Stock shall be so changed. In such event, such additional or substituted securities shall be deemed “Escrowed Shares” as such term is used in this Agreement.

          (c) During the time that the Escrowed Shares are held by Escrow Agent hereunder (the “Escrow Period”), Pledgor shall be entitled to exercise the voting power with respect to the Escrowed Shares.
          (d) During the Escrow Period, Pledgor shall not be entitled to sell, assign, transfer, pledge or otherwise hypothecate any of the Escrowed Shares.
     6. Indemnification. Payees and Pledgor, jointly and severally, hereby agree to indemnify and defend Escrow Agent against and hold Escrow Agent harmless from, any costs, damages, judgments, attorneys’ fees, expenses, obligations and liabilities of any kind or nature that may be suffered or incurred by Escrow Agent as a result of, in connection with or hereby arising out of the acts or omissions of Escrow Agent in the performance of, or pursuant to, this Agreement. If any controversy arises between the parties or with any other person with respect to the subject matter of this Agreement, Escrow Agent shall not be required to determine the same or to take any action thereupon, but may await the settlement or disposition of any such controversy. In such event, Escrow Agent shall not be liable for interest or damages, except to the extent such action shall be proved to constitute gross negligence or willful misconduct on the part of Escrow Agent.
     7. Right of Interpleader. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Agreement or the Escrowed Shares, or should a substitute escrow agent fail to be designated as provided in Section 11 hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Escrowed Shares until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. In the event Escrow Agent is a party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration.
     8. Notices. All notices given by any party to any other party under this Agreement shall be in writing and shall either be delivered by facsimile, overnight courier or in person to the intended addressee. For purposes of such notice, the addresses of each Payee is set forth in the such Payee’s Note. The address of Pledgor is c/o Dirt Motor Sports, Inc., 2500 McGee Drive, Suite 147, Norman, Oklahoma 73072. The address of Escrow Agent is 2435 N. Central Expressway, Suite 600, Richardson, Texas 75080.
     9. Governing Law. This Agreement and the obligations of the parties hereunder shall be governed and construed in accordance with the laws of the State of Texas.
     10. Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties relating to the subject matter hereof. This Agreement may be amended, extended or changed only by appropriate written instrument or by instruments duly executed by each party to this Agreement.
     11. Successors and Assigns. This Agreement and all of the terms, provisions and conditions hereof shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Escrow Agent may resign at any time by giving Payees and Pledgor thirty (30) days prior written notice. In the event of such resignation, Payees and Pledgor shall agree within fifteen (15) days of such notice upon a successor escrow agent. In the event a successor escrow agent is not appointed by the end of such 15-day period, Escrow Agent may petition a court of competent jurisdiction for the appointment of a successor escrow agent, and Escrow Agent shall retain the Escrowed Shares until such appointment.
     12. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.
NORTH SOUND LEGACY
INTERNATIONAL LTD.

By: North Sound Capital LLC, Investment Advisor

By:/s/ Andrew B. David
Name:Andrew B. David
Title: General Counsel
NORTH SOUND LEGACY
INSTITUTIONAL FUND LLC.

By: North Sound Capital LLC, Investment Advisor

By:/s/ Andrew B. David
Name:Andrew B. David
Title: General Counsel
/s/ Paul A. Kruger
      Paul A. Kruger
ESCROW AGENT:
/s/ Richard F. Dahlson
      Richard F. Dahlson
ADDITIONAL PAYEES:
[See attached signature pages]

SIGNATURE PAGE OF ADDITIONAL PAYEE
TO STOCK ESCROW AGREEMENT
     This Signature Page of Additional Payee to that certain Stock Escrow Agreement, dated as of October 24, 2005 (the “Agreement”), by and among Dirt Motor Sports, Inc., a Delaware corporation, North Sound Legacy International Ltd., North Sound Legacy Institutional Fund LLC, Richard F. Dahlson, and those persons and entities executing a signature page substantially similar to this Signature Page, is hereby executed by the undersigned. By executing this Signature Page, the undersigned hereby agrees to become a Payee under the Agreement, and to become a party to, and to be bound by the terms and provisions of, the Agreement.
     Dated as of _________, 2005.

[NAME OF ENTITY]
By:
Name:
Title: